CONSENT OF INDEPENDENT AUDITORS

The Board of Trustees and Shareholders

Oppenheimer Quest for Value Funds:

We consent to the use of our report dated December 16, 2011, with respect to the financial statements of Oppenheimer Global Allocation Fund (Cayman) Ltd., incorporated by reference herein, and to the references to our firm under the headings “Organization and Management of Wholly-Owned Subsidiary” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado

February 24, 2012